                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14605, 33-22146, 33-47570, 33-53195,
333-14521 and 333-14523) and Form S-3 (No. 333-51701) of Battle Mountain Gold Company of our report dated April 28, 1999 which is included in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers


/s/ J.C. Seeto

by: JC Seeto
    Partner



Port Moresby, Papua New Guinea
September 1, 1999